Exhibit 3.2.1.2

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
CONSOLIDATED EDISON COMPANY OF
NEW YORK, INC.

Under Section 805 of the Business Corporation Law
_____________________
We, RAYMOND J. McCANN and ARCHIE M. BANKSTON, being respectively an Executive Vice President and the Secretary of Consolidated Edison Company of New York, Inc., a corporation formed under the laws of the State of New York (hereinafter sometimes called the “Company”), DO HEREBY CERTIFY as follows:
1.The name of the Company is CONSOLIDATED EDISON COMPANY OF NEW YORK, INC. It was originally incorporated under the name of Consolidated Gas Company of New York.

2.The Certificate of Incorporation of the Company (being the Consolidation Agreement dated September 29, 1884, pursuant to which it was organized) was filed in the Office of the Secretary of State of the State of New York on November 10, 1884. The Restated Certificate of Incorporation of the Company was filed by the Department of State of the State of New York on December 31, 1884.

3.The Certificate of Incorporation of the Company, as amended, is hereby further amended to eliminate the personal liability of the Company’s Trustees to the Company or its stockholders for damages for any breach of duty in such capacity, except to the extent elimination or limitation of liability is not permitted by applicable law.

Exhibit 3.2.1.2

4.	To effect the foregoing:

(a)Existing Articles TENTH and ELEVENTH of the Certificate of Incorporation are hereby renumbered as Articles ELEVENTH and TWELFTH respectively.

(b)A new article, which shall be numbered ARTICLE TENTH, is hereby added to the Certificate of Incorporation, in the following form:

“TENTH: A Trustee of the Company shall not be liable to the Company or any of its stockholders for damages for any breach of duty in such capacity, except to the extent elimination or limitation of liability is not permitted by applicable law. Any repeal or modification of this Article shall not adversely affect any right, immunity or protection of a Trustee of the Company existing or provided hereunder with respect any act or omission occurring prior to the repeal or modification.”

5.
This amendment of the Certificate of Incorporation was duly authorized and approved by the unanimous vote of the Trustees present at a meeting of the Board of Trustees of the Company duly called and held on February 23, 1988, at which meeting a quorum was present and acting throughout and by the vote of the holders of more than a majority of the outstanding shares of $5 Cumulative Preferred Stock and Common Stock of the Company, voting together as a single class, at a meeting thereof duly called and held on May 16, 1988, at which meeting a quorum was present and acting throughout.

IN WITNESS WHEREOF, we have made and subscribed this certificate, and affirm the same as true under the penalties of perjury, this 16th day of May, 1988.

/s/ Raymond J. McCann
Raymond J. McCann
Executive Vice President

/s/ Archie M. Bankston
Archie M. Bankston
Secretary

Exhibit 3.2.1.2

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
CONSOLIDATED EDISON COMPANY OF
NEW YORK, INC.

Under Section 805 of the Business Corporation Law

_______________________

State of New York
Department of State
Filed June 2, 1989
Filing Fee - $60
Tax - None

Travis F. Epes, Esq.
Consolidated Edison Company
of New York, Inc.
4 Irving Place
New York, New York 10003

Exhibit 3.2.1.2

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
CONSOLIDATED EDISON COMPANY OF
NEW YORK, INC.

Under Section 805 of the Business Corporation Law
_____________________________

We, RAYMOND J. McCANN and ARCHIE M. BANKSTON, being respectively the Executive Vice President and Chief Financial Officer and the Secretary of Consolidated Edison Company of New York, Inc., a corporation formed under the laws of the State of New York (hereinafter sometimes called the “Company”), DO HEREBY CERTIFY as follows:
1.The name of the Company is CONSOLIDATED EDISON COMPANY OF NEW YORK, INC. It was originally incorporated under the name of Consolidated Gas Company of New York.

2.The Certificate of Incorporation of the Company (being the Consolidation Agreement dated September 29, 1884, pursuant to which it was organized) was filed in the Office of the Secretary of State of the State of New York on November 10, 1884. The Restated Certificate of Incorporation of the Company was filed by the Department of State of the State of New York on December 31, 1884.

3.The Certificate of Incorporation of the Company, as amended, is hereby further amended to change all 170,000,000 previously authorized shares, issued or unissued, of Common Stock of the Company, with a par value of $5 per share, into 340,000,000 shares of Common Stock of the Company, with a par value of $2.50 per share, and to change the designation of the Common Stock from “Common Stock ($5 Par Value)” to “Common Stock ($2.50 Par Value)”.

4.To effect the foregoing:

(a)	Article Third of the Company’s Certificate of Incorporation, as heretofore amended, setting forth the shares the Company is authorized to issue, is hereby further amended to read as follows:

“THIRD: The total number of shares which the Company is authorized to issue is 350,165,319, of which 1,915,319 shares shall be $5 Cumulative Preferred Stock, without par value, 6,000,000 shares shall be Cumulative Preferred Stock with a par value of $100 a share, 2,250,000 shares shall be Cumulative Preference Stock with a par value of $100 a share and 340,000,000 shares shall be Common Stock with a par value of $2.50 a share.”

Exhibit 3.2.1.2

(b) The heading of Subdivision D of Article Fifth, which sets forth the designation of the Common Stock is hereby amended to read as follows:
“D. Common Stock ($2.50 Par Value)”
5.    All of the previously authorized shares, issued or unissued, of Common Stock of the Company, consisting of 170,000,000 shares with a par value of $5 per share, are changed into 340,000,000 shares of Common Stock of the Company, with a par value of $2.50 per share. On the date hereof, there were 114,013,485 shares of Common Stock, with a par value of $5.00 per share, issued and outstanding. Each of these issued and outstanding shares is changed into two shares of Common Stock, with a par value of $2.50 per share, for a total of 228,026,970 shares of Common Stock, with a par value of $2.50 per share, to be issued and outstanding on the date hereof. On the date hereof, there were 55,986,515 shares of Common Stock of the Company, with a par value of $5 per share, authorized but unissued. Each of these authorized but unissued shares is changed into two shares of Common Stock, with a par value of $2.50 per share, for a total of 111,973,030 shares of Common Stock, with a par value of $2.50 per share, to be authorized but unissued on the date hereof.

6.    No change in the stated capital of the Company is effected by this amendment.

7.    This amendment of the Certificate of Incorporation was duly authorized and approved by the unanimous vote of the Trustees present at a meeting of the Board of Trustees of the Company duly called and held on February 28, 1989, at which meeting a quorum was present and acting throughout, and by the vote of the holders of more than a majority of the outstanding shares of $5 Cumulative Preferred Stock and Common Stock of the Company, voting together as a single class, at a meeting thereof duly called and held on May 15, 1989, at which meeting a quorum was present and acting throughout.

IN WITNESS WHEREOF, we have made and subscribed this certificate, and affirm the same as true under the penalties of perjury, this 2nd day of June, 1989.

/s/ Raymond J. McCann
Raymond J. McCann
Executive Vice President &
Chief Financial Officer

/s/ Archie M. Bankston
Archie M. Bankston
Secretary

Exhibit 3.2.1.2

STATE OF NEW YORK
PUBLIC SERVICE COMMISSION

Albany, N. Y.
June 2, 1989

Case 89-M-035 - Petition of Consolidated Edison Company of New York, Inc., for approval, under Section 108 of the Public Service Law, of a Certificate of Amendment to the Company’s Certificate of Incorporation to effect a two-for-one split of the Company’s Common Stock.

The Public Service Commission hereby consents to and approves this Certificate of Amendment of the Certificate of Incorporation of Consolidated Edison Company of New York, Inc., executed June 2, 1989, in accordance with the order of the Public Service Commission issued and effective May 5, 1989.

By the Commission

/s/ John J. Kelliher
John J. Kelliher
Secretary

[Seal]

Exhibit 3.2.1.2

CERTIFICATE OF AMENDMENT
of the
CERTIFICATE OF INCORPORATION
of
CONSOLIDATED EDISON COMPANY OF
NEW YORK, INC.

Under Section 805 of the Business Corporation Law
__________________________

We, RAYMOND J. McCANN and ARCHIE M. BANKSTON, being respectively the Executive Vice President and Chief Financial Officer and the Secretary of Consolidated Edison Company of New York, Inc., a corporation formed under the laws of the State of New York (hereinafter sometimes called the “Company”), DO HEREBY CERTIFY as follows:

1.	The name of the Company is CONSOLIDATED EDISON COMPANY OF NEW YORK,
INC. It was originally incorporated under the name of Consolidated Gas Company of New York.

2.The Certificate of Incorporation of the Company (being the Consolidation Agreement dated September 29, 1884, pursuant to which it was organized) was filed in the Office of the Secretary of State of the State of New York on November 10, 1884. The Restated Certificate of Incorporation of the Company was filed by the Department of State of the State of New York on December 31, 1984.

3.The Certificate of Incorporation of the Company, as amended, is hereby further amended to provide for the issuance of an additional series of Cumulative Preferred Stock, to be known as “Cumulative Preferred Stock, 7.20% Series I ($100 par value)."

4.To effect the foregoing:

Article Fifth of the Company’s Certificate of Incorporation, as heretofore amended, describing the designations, preferences, privileges and voting powers of the Company’s shares of each class and the restrictions or qualifications thereof, is hereby further amended by adding to said Article Fifth, at the conclusion of subdivision B of said Article, the following provision:

Exhibit 3.2.1.2

Cumulative Preferred Stock, 7.20% Series I ($100 par value)
The number, designation, relative rights, preference and limitations of the shares of Cumulative Preferred Stock, 7.20% Series I (insofar as they supplement the provisions which are applicable to all shares of the Cumulative Preferred Stock, irrespective of series) as fixed by the Board of Trustees before the issuance of such series, are as follows:
(1)The series shall be designated as Cumulative Preferred Stock, 7.20% Series I ($100 par value), and shall consist of 500,000 shares. The shares of said series are hereinafter sometimes called the “Series I Shares.”

(2)The dividend rate on the Series I Shares shall be $7.20 per share per annum. Dividends on the Series I Shares shall be fully cumulative from May 1, 1992 and shall be payable on August 1, 1992 for the period commencing on May 1, 1992 and ending on August 1, 1992, and thereafter quarterly on the first days of February, May, August and November in each year.

(3)Subject to the restrictions in paragraph (7) below, the Series I Shares shall be redeemable at the option of the Company, at any time as a whole or from time to time in part, at $107.20 per share if redeemed prior to May 1, 1993 and at the following redemption prices per share if redeemed during the 12-month period ending April 30,

Year	Redemption Price	Year	Redemption Price
1994	................$106.48	1999	................$102.88
1995	..................105.76	2000	..................102.16
1996	..................105.04	2001	..................101.44
1997	..................104.32	2002	..................100.72
1998	..................103.60

and at $100.00 per share if redeemed at any time after April 30, 2002, plus, in each case, an amount equal to dividends accrued and unpaid to the redemption date.
(4)As a sinking fund for the retirement of the Series I Shares, subject to the provisions of paragraph (5) below, on May 1, 2002, and on each May 1 thereafter (so long as any of the Series I Shares are outstanding) to and including May 1, 2006, the Company shall redeem 25,000 of the Series I Shares (or the number of the Series I Shares then outstanding if less than 25,000), and on May 1, 2007, (if any of the Series I Shares

Exhibit 3.2.1.2

remain outstanding) the Company shall redeem all the Series I Shares then outstanding, at a price of $100 per share, plus, in each case, an amount equal to dividends accrued and unpaid to the redemption date. No redemption of Series I Shares pursuant to paragraph (6) below shall constitute a retirement of such shares in lieu of or as a credit against any sinking fund retirement required by this paragraph (4). Any other purchase, acquisition or redemption of Series I Shares by the Company shall constitute a retirement of such shares in lieu of or as a credit against any sinking fund retirement required by this paragraph (4).

(5)Series I Shares shall be called for redemption for the sinking fund as required by paragraph (4) above in the manner prescribed for redemption of shares of Cumulative Preferred Stock at the option of the Board of Trustees of the Company, but only when, as and if directed by resolution of the Board of Trustees and subject to any applicable restrictions of law. In no event, however, shall any Series I Shares be called for redemption for the sinking fund unless and until full cumulative dividends on all outstanding shares of $5 Cumulative Preferred Stock and on all outstanding shares of all series of Cumulative Preferred Stock ($100 par value), other than shares previously or then to be called for redemption, shall have been paid or declared and set apart for payment for all past quarterly dividend periods and for all current quarterly dividend periods ending on or before the redemption date. Nevertheless, the obligations of the Company to redeem Series I Shares annually commencing on May 1, 2002, pursuant to said paragraph (4), shall be cumulative and, so long as any Series I Shares shall be outstanding, the Company shall not declare any dividend on the Common Stock or any other stock ranking as to dividends or assets junior to the Cumulative Preferred Stock, or make any payment on account of, or set apart money for a sinking or other analogous fund for, the purchase, redemption or other retirement of any shares of Common Stock or other such junior stock, or make any distribution in respect thereof, either directly or indirectly, and whether in cash or property, or in obligations or stock of the Company (other than stock ranking as to dividends and assets junior to the Cumulative Preferred Stock), unless at the date of declaration in the case of any such dividend, or at the date of any such other payment, setting apart or distribution, no sinking fund retirement required by said paragraph (4) shall be in arrears.

Exhibit 3.2.1.2

(6)Subject to the restrictions in paragraph (7) below, the Company may, at its option, on May 1, 2002 and on each May 1 thereafter to and including May 1, 2006, redeem 25,000 of the Series I Shares, or any lesser number of said shares constituting a multiple of 2,500, in addition to shares then to be redeemed for the sinking fund pursuant to paragraph (4) above, at a price of $100 per share, plus, in each case, an amount equal to dividends accrued and unpaid to the redemption date, which privilege shall be noncumulative.

(7)Prior to May 1, 1997 no Series I shares shall be redeemed pursuant to paragraph (3) above, if such redemption is a part of or in anticipation of any refunding operation involving the application, directly or indirectly, of borrowed funds or the proceeds of issue of any shares of stock ranking as to dividends prior to or on a parity with the Series I Shares, which borrowed funds or share proceeds have a cost to the Company or any affiliate of the Company (calculated in accordance with generally accepted financial practice) of less than 7.20% per annum.

(8)In every case of redemption of less than all of the outstanding Series I Shares, pursuant to paragraph (3), (4) or (6) above, the shares to be redeemed shall be chosen by lot in such manner as may be prescribed by resolution of the Board of Trustees.

(9)The liquidation price of the Series I Shares, in case of voluntary liquidation, dissolution or winding up, shall be an amount equal to the redemption price per share specified in paragraph (3) above applicable on the date of such voluntary liquidation, dissolution or winding up, and, in the case of involuntary liquidation, dissolution or winding up, shall be $100 per share, plus, in the case of each share (whether on voluntary or involuntary liquidation, dissolution, or winding up), an amount equal to dividends accrued and unpaid thereon, whether or not earned or declared.

(10)The Series I Shares shall rank equally with the $5 Cumulative Preferred Stock of the Company with respect to priority in the payment of dividends and in the distribution of capital assets upon any liquidation, whether voluntary or involuntary, to the amount of $100 per share plus a sum equivalent to all unpaid dividends accumulated thereon, and shall constitute “co-ordinate stock."

Exhibit 3.2.1.2

(11)The Series I Shares shall not be convertible into or exchangeable for other securities of the Company.

(12)So long as any of the Series I Shares are outstanding, no shares of the Company’s $5 Cumulative Preferred Stock heretofore or hereafter acquired by the Company by redemption or otherwise shall be reissued.

(13)All Series I Shares purchased, redeemed or otherwise reacquired by the Company shall be cancelled. Such shares shall be restored to the status of authorized by unissued shares of the Company’s Cumulative Preferred Stock ($100 par value), but shall not be reissued as Series I Shares.

5.No change in the stated capital of the Company is effected by this amendment.

6.This amendment of the Certificate of Incorporation was duly authorized and approved by the unanimous vote of the Trustees present at a meeting of the Board of Trustees of the Company duly called and held on January 28, 1992, at which meeting a quorum was present and acting throughout and, pursuant to said authorization and approval, by the unanimous vote of the members of the Finance Committee of the Board of Trustees of the Company (the “Finance Committee”) present at a meeting of the Finance Committee duly called and held on April 24, 1992, at which meeting a quorum was present and acting throughout.

IN WITNESS WHEREOF, we have made and subscribed this certificate, and affirm the same as true under the penalties of perjury, this 24th day of April, 1992.

/s/ Raymond J. McCann
Raymond J. McCann
Executive Vice President &
Chief Financial Officer

/s/ Archie M. Bankston
Archie M. Bankston
Secretary

Exhibit 3.2.1.2

STATE OF NEW YORK
PUBLIC SERVICE COMMISSION

Albany, N. Y.
April 27, 1992

Case 92-M-0221 - Petition of Consolidated Edison Company of New York, Inc., for authority under Section 69 of the Public Service Law to issue up to $100 million aggregate principal amount of Cumulative Preferred Stock, and to amend its Certificate of Incorporation.

***

The Public Service Commission hereby consents to and approves this CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF CONSOLIDATED EDISON COMPANY OF NEW YORK, INC. under Section 805 of the Business Corporation Law, executed April 24, 1992, in accordance with the order of the Public Service Commission issued and effective April 2, 1992.

By the Commission

/s/ John J. Kelliher
Secretary

Exhibit 3.2.1.2

CERTIFICATE OF AMENDMENT

of the

CERTIFICATE OF INCORPORATION

of

CONSOLIDATED EDISON COMPANY OF
NEW YORK, INC.

Under Section 805 of the Business Corporation Law

______________________

Travis F. Epes, Esq.
Consolidated Edison Company
of New York, Inc.
4 Irving Place
New York, New York 10003

Exhibit 3.2.1.2

CERTIFICATE OF AMENDMENT

of the

CERTIFICATE OF INCORPORATION

of

CONSOLIDATED EDISON COMPANY OF
NEW YORK, INC.

Under Section 805 of the Business Corporation Law

______________________

We, RAYMOND J. McCANN and ARCHIE M. BANKSTON, being respectively the Executive Vice President and Chief Financial Officer and the Secretary of Consolidated Edison Company of New York, Inc., a corporation formed under the laws of the State of New York (hereinafter sometimes called the “Company”). DO HEREBY CERTIFY as follows:
1.The name of the Company is CONSOLIDATED EDISON COMPANY OF NEW YORK, INC. It was originally incorporated under the name of Consolidated Gas Company of New York.

2.The Certificate of Incorporation of the Company (being the Consolidation Agreement dated September 29, 1884, pursuant to which it was organized) was filed in the Office of the Secretary of State of the State of New York on November 10, 1884. The Restated Certificate of Incorporation of the Company was filed by the Department of State of the State of New York on December 31, 1984.

3.The Certificate of Incorporation of the Company, as amended, is hereby further amended to provide for the issuance of an additional series of Cumulative Preferred Stock, to be known as “Cumulative Preferred Stock, 6 1/8% Series J ($100 par value)."

4.To effect the foregoing:

Article Fifth of the Company’s Certificate of Incorporation, as heretofore amended, describing the designations, preferences, privileges and voting powers of the Company’s shares of each class and the restrictions or qualifications thereof, is hereby further amended by adding to said Article Fifth, at the conclusion of subdivision B of said Article, the following provision:

Exhibit 3.2.1.2

Cumulative Preferred Stock, 6 1/8% Series J ($100 par value)
The number, designation, relative rights, preference and limitations of the shares of Cumulative Preferred Stock, 6 1/8% Series J (insofar as they supplement the provisions which are applicable to all shares of the Cumulative Preferred Stock, irrespective of series), as fixed by the Board of Trustees before the issuance of such series, are as follows:
(1)The series shall be designated as Cumulative Preferred Stock, 6 1/8% Series J ($100 par value), and shall consist of 500,000 shares. The shares of said series are hereinafter sometimes called the “Series J Shares.”

(2)The dividend rate on the Series J Shares shall be $6.125 per share per annum. Dividends on the Series J Shares shall be fully cumulative from August 1, 1992 and shall be payable on November 1, 1992 for the period commencing on August 1, 1992 and ending on November 1, 1992, and thereafter quarterly on the first days of February, May, August and November in each year.

(3)The Series J Shares shall not be redeemable prior to August 1, 2002. As a sinking fund for the retirement of the Series J Shares, subject to the provisions of paragraph (4) below, on August 1, 2002, the Company shall redeem all the Series J Shares then outstanding, at a price of $100 per share, plus an amount equal to dividends accrued and unpaid to the date redeemed.

(4)The Series J Shares shall be called for redemption for the sinking fund as required by paragraph (3) above in the manner prescribed for redemption of shares of Cumulative Preferred Stock at the option of the Board of Trustees of the Company, but only when, as and if directed by resolution of the Board of Trustees and subject to any applicable restrictions of law. In no event, however, shall any Series J Shares be called for redemption for the sinking fund unless and until full cumulative dividends on all outstanding shares of $5 Cumulative Preferred Stock and on all outstanding shares of all series of Cumulative Preferred Stock ($100 par value), other than shares previously or then to be called for redemption, shall have been paid or declared and set apart for payment for all past quarterly dividend periods and for all current quarterly dividend periods ending on or before the redemption date. Nevertheless, the Company shall not declare any dividend on the Common Stock or any other stock ranking as to dividends or assets junior to the Cumulative Preferred Stock, or make any payment on account of, or set apart money for a sinking or other analogous fund for, the purchase, redemption or other

Exhibit 3.2.1.2

retirement of any shares of Common Stock or other such junior stock, or make any distribution in respect thereof, either directly or indirectly, and whether in cash or property or in obligations or stock of the Company (other than stock ranking as to dividends and assets junior to the Cumulative Preferred Stock), if at the date of declaration in the case of any such dividend, or at the date of any such other payment, setting apart or distribution, the sinking fund retirement required by said paragraph (3) shall be in arrears.

(5)The liquidation price of the Series J Shares, in case of voluntary or involuntary liquidation, dissolution or winding up, shall be $100 per share, plus, in the case of each share, an amount equal to the dividends accrued and unpaid thereon, whether or not earned or declared.

(6)The Series J Shares shall rank equally with the $5 Cumulative Preferred Stock of the Company with respect to priority in the payment of dividends and in the distribution of capital assets upon any liquidation, whether voluntary or involuntary, to the amount of $100 per share plus a sum equivalent to all unpaid dividends accumulated thereon, and shall constitute “co-ordinate stock.”

(7)The Series J Shares shall not be convertible into or exchangeable for other securities of the Company.

(8)So long as any of the Series J Shares are outstanding, no shares of the Company’s $5 Cumulative Preferred Stock heretofore or hereafter acquired by the Company by redemption or otherwise shall be reissued.

(9)All Series J Shares purchased, redeemed or otherwise reacquired by the Company shall be cancelled. Such shares shall be restored to the status of authorized but unissued shares of the Company’s Cumulative Preferred Stock ($100 par value), but shall not be reissued as Series J Shares.

5.No change in the stated capital of the Company is effected by this amendment.

6.This amendment of the Certificate of Incorporation was duly authorized and approved by the unanimous vote of the Trustees present at a meeting of the Board of Trustees of the Company duly called and held on January 28, 1992, at which meeting a quorum was present and acting throughout and, pursuant to said authorization and approval, by the unanimous vote of the members of the Finance Committee of the Board of Trustees of the Company (the “Finance Committee”) present at a meeting of the Finance Committee duly called and held on August 20, 1992, at which meeting a quorum was present and acting throughout.

Exhibit 3.2.1.2

IN WITNESS WHEREOF, we have made and subscribed this certificate, and affirm the same as true under the penalties of perjury, this 20th day of August, 1992.

/s/ Raymond J. McCann
Raymond J. McCann
Executive Vice President &
Chief Financial Officer

/s/ Archie M. Bankston
Archie M. Bankston
Secretary

Exhibit 3.2.1.2

STATE OF NEW YORK
PUBLIC SERVICE COMMISSION

Albany, N. Y.
August 21, 1992

Case 92-M-0221 - Petition of Consolidated Edison Company of New York, Inc., for authority under Section 69 of the Public Service Law to issue up to $100 million aggregate principal amount of Cumulative Preferred Stock, and to amend its Certificate of Incorporation.

***

The Public Service Commission hereby consents to and approves this CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF CONSOLIDATED EDISON COMPANY OF NEW YORK, INC. under Section 805 of the Business Corporation Law, executed August 20, 1992, in accordance with the order of the Public Service Commission issued and effective April 2, 1992.

By the Commission

/s/ John J. Kelliher
Secretary

Exhibit 3.2.1.2

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
CONSOLIDATED EDISON COMPANY OF
NEW YORK, INC.

Under Section 805 of the Business Corporation Law
___________________________
We, JOAN S. FREILICH and ARCHIE M. BANKSTON, being respectively a Senior Vice President and the Secretary of Consolidated Edison Company of New York, Inc., a corporation formed under the laws of the State of New York (hereinafter sometimes called the “Company”), DO HEREBY CERTIFY as follows:
1.The name of the Company is CONSOLIDATED EDISON COMPANY OF NEW YORK, INC. It was originally incorporated under the name of Consolidated Gas Company of New York.

2.The Certificate of Incorporation of the Company (being the Consolidation Agreement dated September 29, 1884, pursuant to which it was organized) was filed in the Office of the Secretary of State of the State of New York on November 10, 1884. The Restated Certificate of Incorporation of the Company was filed by the Department of State of the State of New York on December 31, 1984.

3.The Certificate of Incorporation of the Company, as amended, is hereby further amended to change the authorized number of Trustees.

4.To effect the foregoing:

Article Eighth, is hereby amended, in the following form:
“EIGHTH: The number of Trustees shall be not more than 16.”
5.    This amendment of the Certificate of Incorporation was duly authorized and approved by the unanimous vote of the Trustees present at a meeting of the Board of Trustees of the Company duly called and held on December 12, 1997, at which meeting a quorum was present and acting throughout and by the vote of the holders of more than a majority of the outstanding shares of $5 Cumulative Preferred Stock and Common Stock of the Company, voting together as a single class, at a meeting thereof duly called and held on December 12, 1997, at which meeting a quorum was present and acting throughout.

Exhibit 3.2.1.2

IN WITNESS WHEREOF, we have made and subscribed this certificate, and affirm the same as true under the penalties of perjury, this 17th day of February, 1998.

/s/ Joan S. Freilich
Joan S. Freilich
Senior Vice President

/s/ Archie M. Bankston
Archie M. Bankston
Secretary